UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): April 13, 2023 (April 12, 2023)

Hawks Acquisition Corp

(Exact name of registrant as specified in its charter)

Delaware	001-40888	86-1273146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lexington Avenue, 9th Floor New York, NY 10022
(Address of principal executive offices, including zip code)

(212) 542-4540

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable public warrant	HWKZ.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	HWKZ	New York Stock Exchange
Public warrants, each whole public warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	HWKZ WS	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Hawks Sponsor LLC (the “Sponsor”) agreed to make monthly deposits directly to the trust account (the “Trust Account”) of Hawks Acquisition Corp (the “Company”) in the amount of $0.03 for each outstanding share of Class A Common Stock (which shall not include shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) that have been converted from shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”)), with each such monthly advance not exceeding $125,000 in the aggregate (each deposit, a “Contribution”) on the terms described below. Such Contributions will be made pursuant to an unsecured promissory note (the “Promissory Note”) issued by the Company to the Sponsor.

The Contributions will be paid monthly on or prior to the thirteenth day of each month (or if such thirteenth day is not a business day, on the business day immediately preceding such thirteenth day) beginning on April 13, 2023 until the earliest to occur of (i) the consummation of an initial business combination, (ii) November 13, 2023 and (iii) if a business combination is not consummated, the date of liquidation of the Trust Account, as determined in the sole discretion of the Company’s board of directors (the “Board”). The Contribution with respect to April 13, 2023 has been completed. The Promissory Note will mature on the earlier of (1) the date the Company consummates a business combination and (2) the date that the winding up of the Company is effective (such date, the “Maturity Date”). The Promissory Note will accrue interest at the short-term applicable federal rate and will be repayable by the Company to the Sponsor upon the Maturity Date. The Maturity Date may be accelerated upon the occurrence of an “Event of Default” (as defined in the Promissory Note). Any outstanding principal under the Promissory Note may be prepaid at any time by the Company, at its election and without penalty.

The foregoing description of the Promissory Note does not purport to be complete and is qualified in its entirety by the terms and conditions of the Promissory Note, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference into this Item 2.03 to the extent required herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the special meeting of the stockholders of Company held on April 6, 2023 (the “Special Meeting”), stockholders of the Company (the “Stockholders”) approved (i) an amendment to the Certificate of Incorporation to extend the date by which the Company has to consummate a business combination from April 13, 2023 to December 13, 2023 (or such earlier date as determined by the Board) (the “First Charter Amendment”) and (ii) an amendment to the Certificate of Incorporation to provide for the right of a holder of Class B Common Stock to convert their shares of Class B Common Stock into shares of Class A Common Stock on a one-to-one basis at the election of the holder and to provide that the provision in the Certificate of Incorporation granting holders of shares of Class B Common Stock the exclusive right to elect and remove any director shall no longer apply when there are no shares of Class B Common Stock outstanding (the “Second Charter Amendment”).

The Company filed the First Charter Amendment and the Second Charter Amendment with the Secretary of State of the State of Delaware on April 12, 2023. The foregoing descriptions of the First Charter Amendment and the Second Charter Amendment do not purport to be complete and are qualified in their entirety by reference to Exhibit 3.1 and Exhibit 3.2, respectively, which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit
3.1	First Amendment to the Company’s Amended and Restated Certificate of Incorporation
3.2	Second Amendment to the Company’s Amended and Restated Certificate of Incorporation
10.1	Promissory Note, dated as of April 12, 2023, by and between Hawks Acquisition Corp and Hawks Sponsor LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKS ACQUISITION CORP

Date: April 13, 2023	By:	/s/ J. Carney Hawks
		Name:	J. Carney Hawks
		Title:	Chief Executive Officer